UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 10, 2023

UserTesting, Inc.

(Exact name of Registrant, as specified in its charter)

Delaware	001-41049	26-0339214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

144 Townsend Street

San Francisco, California 94107

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 567-5616

Former name or address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	USER	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Agreement and Plan of Merger, dated as of October 26, 2022 (the “Merger Agreement”), by and among UserTesting, Inc., a Delaware corporation (the “Company”), Thunder Holdings, LLC, a Delaware limited liability company (“Parent”), and Thunder Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of Thoma Bravo Discover Fund III, L.P., a Delaware limited partnership, and Thoma Bravo Discover Fund IV, L.P., a Delaware limited partnership, and are managed by Thoma Bravo, L.P.

On January 12, 2023 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

At 5:00 a.m., Pacific Time, on the Closing Date, each share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (subject to certain exceptions, including shares of Common Stock owned by stockholders of the Company who have not voted in favor of the adoption of the Merger Agreement and have properly exercised appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware), was automatically converted into the right to receive $7.50 in cash, without interest thereon (the “Merger Consideration”), less any applicable withholding taxes.

In addition, pursuant to the Merger Agreement, at the Effective Time:

●	Each option to purchase shares of Common Stock that was vested in accordance with its terms and outstanding as of immediately prior to the Effective Time (each, a “Vested Company Option”) was, automatically and without any required action on the part of the holder thereof, cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price for such Vested Company Option by (y) the total number of shares of Common Stock underlying such Vested Company Option, subject to applicable withholding taxes; provided, however, that if the exercise price per share of Common Stock of such Vested Company Option was equal to or greater than the Merger Consideration, such Vested Company Option was cancelled without any cash payment or other consideration being made in respect thereof. Each option to purchase shares of Common Stock that was outstanding as of immediately prior to the Effective Time and was not a Vested Company Option (each, an “Unvested Company Option”) was, automatically and without any required action on the part of the holder thereof, converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price for such Unvested Company Option by (y) the total number of shares of Common Stock underlying such Unvested Company Option, subject to applicable withholding taxes; provided, however, that if the exercise price per share of Common Stock of such Unvested Company Option was equal to or greater than the Merger Consideration, such Unvested Company Option was cancelled without any cash payment or other consideration being made in respect thereof. The resulting amount will, subject to certain exceptions, vest and become payable at the same time as the Unvested Company Option from which such resulting amount was converted would have vested and been payable pursuant to its terms and, subject to certain exceptions, will otherwise remain subject to the same terms and conditions as were applicable to the Unvested Company Option(s) immediately prior to the Effective Time.

●	Each restricted stock unit award of the Company that was outstanding as of immediately prior to the Effective Time and (A) held by a non-employee member of the board of directors of the Company (“Board”) (whether vested or unvested) or (B) vested in accordance with its terms as of the Effective Time (each, a “Vested Company RSU”) was, automatically and without any required action on the part of the holder thereof, cancelled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares of Common Stock underlying such Vested Company RSU by (y) the Merger Consideration, subject to applicable withholding taxes. Each restricted stock unit award of the Company that was not a Vested Company RSU and was outstanding as of immediately prior to the Effective Time (each, an “Unvested Company RSU”) was, automatically and without any required action on the part of the holder thereof, converted into the contingent right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares of Common Stock underlying such Unvested Company RSU by (y) the Merger Consideration, subject to applicable withholding taxes, which resulting amount will, subject to certain exceptions, vest and become payable at the same time as the Unvested Company RSU from which such resulting amount was converted would have vested and been payable pursuant to its terms and, subject to certain exceptions, will otherwise remain subject to the same terms and conditions as were applicable to the Unvested Company RSU(s) immediately prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement, and the other transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 27, 2022, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company (i) notified the New York Stock Exchange (“NYSE”) of the consummation of the Merger and (ii) requested that NYSE file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 to deregister the shares of Common Stock and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Common Stock on NYSE was halted prior to the opening of trading on the Closing Date.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each share of Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 3.03 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Pursuant to the Merger Agreement, at the Effective Time, each of Andy MacMillan, Darrell Benatar, Andrew Braccia, Tatyana Mamut, Shannon Nash, Cynthia Russo and Alexander Wong ceased to be directors of the Company and members of any committee of the Board, and the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the completion of the Merger and pursuant to the Merger Agreement, upon the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety. A copy of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws is filed as Exhibit 3.1 and 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders of the Company held on January 10, 2023 (the “Special Meeting”), the Company’s stockholders voted to adopt the Merger Agreement.

As of December 2, 2022, the record date for the Special Meeting, there were 146,859,078 shares of Common Stock outstanding, each of which was entitled to one (1) vote for each proposal at the Special Meeting. At the Special Meeting, a total of 127,146,263 shares of Common Stock, representing approximately 86.6% of the shares of Common Stock issued and outstanding and entitled to vote, were present virtually or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the Company’s stockholders voted on a proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”). The Merger Agreement Proposal is described in detail in the Company’s definitive proxy statement for the Special Meeting filed with the SEC on December 6, 2022. The final results for the votes regarding the Merger Agreement Proposal are set forth below. There were no recorded broker non-votes.

The following votes were cast at the Special Meeting (in person or by proxy) and the Merger Agreement Proposal was approved:

Votes For	Votes Against	Abstentions
122,477,977	4,629,647	38,639

The proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes to adopt the Merger Agreement, was not voted upon at the Special Meeting since there were sufficient votes to approve the Merger Agreement Proposal.

Item 8.01	Other Events.

On January 12, 2023, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 26, 2022, by and among UserTesting, Inc., Thunder Holdings, LLC and Thunder Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to UserTesting, Inc.’s Current Report on Form 8-K, filed October 27, 2022).

3.1	Amended and Restated Certificate of Incorporation.

3.2	Amended and Restated Bylaws.

99.1	Press Release, dated January 12, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2023

USERTESTING, INC.

By:	/s/ Andy MacMillan
Name:	Andy MacMillan
Title:	Chief Executive Officer and President